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                                                        Exhibit 99.B(h)(5)(C)(i)

               FORM OF FIRST AMENDMENT TO PARTICIPATION AGREEMENT

     This First Amendment, effective as of May __, 2004, amends the Participation Agreement (the "Agreement") dated the 30th day of April 2003, among ReliaStar Life Insurance Company of New York, a life insurance company organized under the laws of New York (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on SCHEDULE A attached hereto (each such account hereinafter referred to as the "Account"), ING Investors Trust (formerly, The GCG Trust), an open-end management investment company and business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), and Directed Services, Inc., a corporation organized under the laws of the State of New York (the "Distributor").

                               W I T N E S S E T H

     WHEREAS, the parties desire to amend the Agreement to add additional Authorized Funds to SCHEDULE B, and to reflect recent name changes to the Trust and the Authorized Funds listed on SCHEDULE B.

     NOW, THEREFORE, the parties agree as follows:

     1.   SCHEDULE B shall be replaced in its entirety with the attached
SCHEDULE B.

     2. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     3. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     4. This Amendment may be executed by one or more of the parties to the Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

DIRECTED SERVICES, INC.                      ING INVESTORS TRUST

By:                                          By:
      -----------------------------                -----------------------------
Name:                                              Michael J. Roland
      -----------------------------                Executive Vice President
Title:
      -----------------------------

RELIASTAR LIFE INSURANCE COMPANY
OF NEW YORK

By:
      -----------------------------
Name:
      -----------------------------
Title:
      -----------------------------

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                               AMENDED SCHEDULE B

                               ING INVESTORS TRUST

AUTHORIZED FUNDS                                                   CLASSES
----------------                                                   -------
ING AIM Mid Cap Growth Portfolio                             A     I     S     R
ING Alliance Mid Cap Growth Portfolio                        A     I     S     R
ING Capital Guardian Large Cap Value Portfolio               A     I     S     R
ING Capital Guardian Managed Global Portfolio                A     I     S     R
ING Capital Guardian Small Cap Portfolio                     A     I     S     R
ING Developing World Portfolio                               A     I     S     R
ING Eagle Asset Capital Appreciation Portfolio               A     I     S     R
ING Evergreen Health Sciences Portfolio                      A     I     S     R
ING Evergreen Omega Portfolio                                A     I     S     R
ING FMR(SM) Diversified Mid Cap Portfolio                    A     I     S     R
ING Goldman Sachs Internet Tollkeeper(SM) Portfolio          A     I     S     R
ING Hard Assets Portfolio                                    A     I     S     R
ING International Portfolio                                  A     I     S     R
ING Janus Special Equity Portfolio                           A     I     S     R
ING Jennison Equity Opportunities Portfolio                  A     I     S     R
ING JPMorgan Small Cap Equity Portfolio                      A     I     S     R
ING Julius Baer Foreign Portfolio                            A     I     S     R
ING Legg Mason Value Portfolio                               A     I     S     R
ING Limited Maturity Bond Portfolio                          A     I     S     R
ING Liquid Assets Portfolio                                  A     I     S
ING Marsico Growth Portfolio                                 A     I     S     R
ING Mercury Focus Value Portfolio                            A     I     S     R
ING Mercury Fundamental Growth Portfolio                     A     I     S     R
ING MFS Mid Cap Growth Portfolio                             A     I     S     R
ING MFS Research Portfolio                                   A     I     S     R
ING MFS Total Return Portfolio                               A     I     S     R
ING PIMCO Core Bond Portfolio                                A     I     S     R
ING PIMCO High Yield Portfolio                               A     I     S     R
ING Salomon Brothers All Cap Portfolio                       A     I     S     R
ING Salomon Brothers Investors Portfolio                     A     I     S     R
ING Stock Index Portfolio                                          I
ING T. Rowe Price Capital Appreciation Portfolio             A     I     S     R
ING T. Rowe Price Equity Income Portfolio                    A     I     S     R
ING UBS U.S. Balanced Portfolio                              A     I     S     R
ING Van Kampen Equity Growth Portfolio                       A     I     S     R
ING Van Kampen Global Franchise Portfolio                    A     I     S     R
ING Van Kampen Growth and Income Portfolio                   A     I     S     R
ING Van Kampen Real Estate Portfolio                         A     I     S     R